Exhibit 10.2

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (the "Agreement") made and entered as of November 18, 2004, by and among Branded Media Corporation (the "Company"), a Nevada corporation, and Eve Krzyzanowski (the "Executive").

                                   BACKGROUND
                                   ----------

     The parties desire to enter into an employment agreement and to set forth herein the terms and conditions of the Executive's employment by the Company. Accordingly, in consideration of the mutual covenants and agreements set forth herein and the mutual benefits to be derived here from, and intending to be legally bound hereby, the Company and the Executive agree as follows:

     1. Employment.
        -----------

     (a) Duties. The Company shall employ the Executive, on the terms set forth in this Agreement, as Chief Executive Officer. Subject to the conditions set forth in Section 2(b) below being met to the satisfaction of the Executive, in her sole and absolute discretion, (i) the Executive accepts such employment with the Company and (ii) the Executive shall perform and fulfill such duties as are reasonable and necessary for such position and will devote her efforts to the performance and fulfillment of her duties and to the advancement of the interests of the Company, subject only to the direction, approval, control and directives of the Board of Directors of the Company (the "Board"); provided, however, that the Executive may make passive investments in other business ventures so long as such other ventures are not competitive with the business of the Company.

     (b) Place of Performance. In connection with her employment by the Company, the Executive shall be based in the borough of Manhattan, except for required travel on Company business.

     2. Term.
        -----

     (a) Commencement. The Executive's employment under this Agreement shall be for a four-year term (the "Term") commencing on the later of (i) November 18, 2004 or (ii) the date which is five (5) business days from the satisfaction by the Company of the conditions set forth in Section 2(b) below (the "Commencement Date"; "Commencement Date" shall also refer to the anniversary date for calendar year purposes in determining Executive's annual increase for purposes of Section 3(a) of this Agreement), and shall continue uninterrupted for the Term.

     (b) Conditions to Commencement of Employment. The commencement of the Term and the obligations of Executive to perform her obligations hereunder is subject to the fulfillment at or prior to the Drop Dead Date (as defined below) of the following conditions: (i) the closing by the Company of an equity financing in which the gross proceeds to the Company are equal to or greater than five hundred thousand ($500,000) dollars, (ii) the binding by the Company of director's and officer's insurance including, without limitation, $1,000,000, with a retention in an amount no greater than $150,000 per claim, and otherwise satisfactory to Executive in her sole and absolute discretion, (iii) there shall have occurred no event, occurrence, fact, condition, change, development or

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effect with respect to or affecting the Company which would reasonably be expected to result in a material adverse effect on the business, financial condition, assets, liabilities, or results of operation of the Company, or (iv) no statement by the Company, whether oral or written, furnished or to be furnished by Company to Executive, when taken together with all such statements, in the aggregate, is subsequently determined or discovered by Executive to contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements not misleading.

     (c) Termination. Unless extended by the Executive by written instrument, this Agreement shall terminate and be of no further force and effect if the conditions set forth in Section 2(b) above have not been fulfilled on or before December 31, 2004 (the "Drop Dead Date").

     3. Compensation.
        -------------
     (a) Base Salary. During the Term, the Executive shall be entitled to receive an annual salary (the "Base Salary") as follows:

          (1)  for the year ending Commencement Date, 2005, $300,000;
          (2)  for the year ending Commencement Date, 2006, $400,000;
          (3)  for the year ending Commencement Date, 2007, $500,000;
          (4)  for the year ending Commencement Date, 2008, $600,000;

which shall be the base salary (the "Base Salary") for the remaining Term, payable in installments at such times as the Company customarily pays its other senior executive employees (but in any event no less often than monthly).

     (b) In the event of a change in control such as would require the Company to file a Form 8-K with the Securities and Exchange Commission if the Company was a reporting company, the Executive shall be entitled to (i) a lump sum payment equal to the Base Salary, with minimum ten percent (10%) increases each year, for the remaining Term, plus a, lump sum bonus equal to five times the largest bonus paid to Executive under this Agreement and (ii) immediate acceleration of any and all unvested Company stock options (which provision shall be reflected in the grant of Company stock options to Executive).

     (d) Bonus. Executive shall receive an annual bonus in accordance with a Company Bonus Plan adopted by the Board, provided, however, that the annual bonus in any given year shall be no less than ten (10%) of Executive's Base Salary with respect to such year (the "Minimum Bonus"). The annual bonus shall be paid no later than January 15 with respect to the immediately previous calendar year, or part thereof.

     4. Health Insurance and Other Benefits.
        ------------------------------------
During the Term, the Executive shall be entitled to all employee benefits offered by the Company to its senior executives and key management employees, including, without limitation, all pension, profit sharing, retirement, stock option, salary continuation, deferred compensation, disability insurance, hospitalization insurance major medical insurance, medical reimbursement survivor income, life insurance or any other benefit plan or arrangement established and maintained by the Company, subject to the rules and regulations then in effect regarding participation therein. The Company shall implement a benefits plan within one (1) month from Commencement Date which, as it pertains to Executive, shall include, without limitation, health and medical insurance, dental insurance, and short-term and long-term disability insurance. Within one
(1) month of the Commencement Date, the Company shall have procured and funded for Executive a life insurance policy, in form and substance satisfactory to Executive, acting reasonably, in the amount of one million dollars ($1,000,000), with the beneficiary to be named by Executive.

     5. Reimbursement of Expenses.
        --------------------------
The Executive shall be reimbursed for all items of travel, entertainment and miscellaneous expenses which the Executive reasonably incurs in connection with the performance of her duties hereunder, provided that the Executive submit to the Company such statements and other evidence supporting said expenses as the Company may reasonably require. Executive shall be entitled to business class travel and accommodations when traveling for Company business, as well as car service to and from all airports.

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     6. Grant of Common Stock Purchase Warrant.
        ---------------------------------------

     Upon the execution of this Agreement, the Company shall grant to Executive, a Common Stock Purchase Warrant to purchase Two Million (2,000,000) shares of the Company's common stock at a price of $.01 per share. The form of warrant is attached to this Agreement as Exhibit "A".

     7. Employee Incentive Stock Option Plan.
        -------------------------------------

     The Executive will also be eligible to participate in the Company's Employee Incentive Stock Option Plan when approved by the Board, with vesting on a monthly basis over no greater than a two year period, as well as one hundred (100%) acceleration of any and all unvested Company stock options upon a change of control, as set forth in Section 3(b) (ii) above.

     8. Vacations.
        ----------

     The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its senior executive officers, but not less than six (6) weeks in any calendar year (prorated in any calendar year during which the Executive is employed hereunder for less than the entire year in accordance with the number of days in such calendar year during which he is so employed), with up to four (4) weeks allowed to be carried over in any given calendar year, prorated as applicable on the same basis as set forth above. The Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers.

     9. Termination of Employment.
        --------------------------

     (a) Death or Total Disability. In the event of the death of the Executive during the Term, this Agreement shall terminate as of the date of the Executive's death. Salary for the remaining Term shall be paid to Executive's beneficiary or estate, and all health, medical and dental insurance benefits for Executive's family shall be continued for at least two years following the Executive's death, as well as payment in respect of accrued but unused vacation and reimbursement of any outstanding expenses. In the event of the Total Disability (as that term is defined below) of the Executive for any consecutive twelve months during the Term, the Company shall have the right to terminate this Agreement by giving the Executive thirty (30) days prior written notice

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thereof, and upon the expiration of such thirty (30) day period, the Executive's employment under this Agreement shall terminate. In the event of such termination, the salary for the remaining Term shall be paid to Executive. If the Executive shall resume her duties within thirty (30) days after receipt of such a notice of termination, this Agreement shall continue in full force and effect. Upon termination of this Agreement under this Section 9(a), the Company shall have no further obligations or liabilities under this Agreement, except to pay to the Executive's estate or the Executive, as the case may be, the portion of salary that remains unpaid for the Term, including applicable increases, Minimum Bonus for each calendar year or part thereof, and continuation of benefits, as well as payment in respect of accrued but unused vacation and reimbursement of any outstanding expenses, as forth herein.

The term "Total Disability," as used herein, shall mean a mental or physical condition which in the reasonable opinion of an independent medical doctor selected by the Company and approved by Executive or, if Executive is mentally incapacitated, by Executive's duly appointed guardian, in each case acting reasonably, renders the Executive unable or incompetent to carry out the material duties and responsibilities of the Executive under this Agreement at the time the disabling condition was incurred. If the Executive is covered under any policy of disability insurance under paragraph 4, the definition of Total Disability hereunder shall be the definition of that term in such policy.

     (b) Termination for Cause. The Executive's services under this Agreement may be terminated for cause where the Executive engages in the following conduct: (a) embezzlement, intoxication or illegal drug use which materially interferes with job performance on an ongoing basis, wrongful disclosure of Company's confidential information which directly results in material harm to the Company, gross negligence in performance of duties, conviction of a felony, receipt of any rebate, kickback or other remuneration or consideration from any party that conducts business with Company other than reasonable and customary incidentals for a chief executive such as meals, tickets to live events, invites to parties/benefits, promotional trips, etc.; (b) material breach of this Agreement; or, (c) failure to perform competently, in the Board's sole discretion, the customary duties of Chief Executive Officer, provided, however, that in the case of clauses (b) and (c) Executive shall have been afforded an opportunity to address the Board directly and answer any allegations, criticisms or other questions which form the basis for termination for cause hereunder; and, provided, further, that if the basis for termination for cause hereunder is capable of being cured, Executive shall be afforded a reasonable and good faith opportunity to cure. In such circumstances, Executive shall be entitled to severance pay in the amount of the annual salary earned in the full calendar year immediately preceding termination. Payment in such circumstance shall be made in equal monthly installments beginning fifteen (15) days from date of termination; provided, however, that the Company shall be required to post a letter of credit in form and substance reasonably satisfactory to the Executive and issued by a bank with a credit rating no less than "A", in the absence of which payment shall be made in a lump sum on the date of termination.

     (c) Termination without Cause. The Company may unilaterally terminate this Agreement for any reason in its sole discretion in the absence of a Termination for Cause. In such circumstances, Executive shall be entitled to receive all compensation and benefits payable to Executive pursuant to this Agreement through the end of the Term, including Base Salary, Minimum Bonus, health,

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medical and dental benefits (i.e., the Company shall make COBRA payments on behalf of the Executive through the end of the Term), as well as payment in respect of accrued but unused vacation and reimbursement of any outstanding expenses. In addition, any and all unvested Company stock options shall immediately vest and be exercisable, and Executive shall have no less than eighteen (18) months following termination to elect whether or not to exercise any and all of such stock options.

     (d) Resignation for Good Reason. The Executive may resign from time to time and at any time, upon not less than one (1) month written notice to the Board, for Good Reason. In such circumstances, the Executive shall be entitled to receive all compensation and benefits payable to Executive pursuant to this Agreement through the end of the Term, including Base Salary, Minimum Bonus, health, medical and dental benefits (i.e., the Company shall make COBRA payments on behalf of the Executive through the end of the Term), as well as payment in respect of accrued but unused vacation and reimbursement of any outstanding expenses. In addition, any and all unvested Company stock options shall immediately vest and be exercisable, and Executive shall have no less than eighteen (18) months following termination to elect whether or not to exercise any and all of such stock options.

     "Good Reason" shall mean (i) a reduction in, or the failure to pay, the Executive's Base Salary or Minimum Bonus, as each is then in effect, (ii) the relocation of the Executive's principal place of employment to a location outside the borough of Manhattan, (iii) material reduction in the Executive's duties or responsibilities, (iv) reduction in title, (v) change in reporting (i.e., if Executive should be required to report to any person/body other than directly to the Board) or (vi) a material breach by the Company or any of its affiliates of any other provision of this Agreement (including, without limitation, a situation in which Executive discovers at some point after the Commencement Date that any of the conditions set forth in Section 2(b) were not satisfied as of the Commencement Date), in each case which failure is not cured within fifteen (15) days from receipt of written notice thereof.

     10. No Mitigation.
         --------------

The Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Executive as the result of her employment by another employer.

     11. Restrictive Covenant.
         ---------------------

     (a) Competition. Executive undertakes and agrees that until six (6) months after termination of this Agreement for any reason other than for Cause, death or Total Disability, or resignation by the Executive for Good Reason, she will not compete or participate as a director, officer, employee, consultant agent, consultant, representative or otherwise, or as a stockholder, partner or joint venturer, or have any direct or indirect financial interest, including, without limitation, the interest of a creditor, in any business that is competitive with the business of the Company or any of its wholly-owned subsidiaries.

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     (b) Trade Secrets. During the Term hereof and after termination for any reason Executive shall not disclose, divulge, copy or otherwise use any trade secret of the Company or its subsidiaries, it being acknowledged that all such information and materials compiled or obtained by or disclosed to Executive while employed by the Company hereunder or otherwise are confidential and the exclusive property of the Company and, if applicable, its wholly-owned subsidiaries.

     (c) Injunctive Relief. The parties hereto agree that the remedy at law for any breach of the provisions of this paragraph 11 will be inadequate and that the Company shall be entitled to injunctive relief. Such injunctive relief shall not be exclusive, but shall be in addition to any other rights and remedies Company might have for such breach.

     (d) Scope of Covenant. Should the duration, geographical area or range or proscribed activities contained in subparagraph (a) above be held unreasonable by any court of competent jurisdiction, then such duration, geographical area or range of proscribed activities shall be modified to such degree as to make it or them reasonable and enforceable.

     12. Indemnity.
         ----------

The Company shall indemnify and hold the Executive harmless to the maximum extent permitted by law against any claim, action, demand, loss, damage, cost, expense, liability or penalty arising out of any act, failure to act, omission or decision by her while performing services as an officer, director or employee of the Company, other than as act, omission or decision by the Executive which constitutes an act of gross negligence or willful misconduct. To the extent permitted by law, the Company shall pay all attorney's fees, expenses and costs actually incurred by the Executive in connection with the defense of any of the claims referenced herein.

     13. Miscellaneous.
         --------------

     (a) Notices. Any notice, demand or communication required or permitted under this Agreement shall be in writing and shall either be hand-delivered to the other party or mailed to the addresses set forth below by registered or certified mail, return receipt requested, or sent by overnight express mail or courier or facsimile to such address, if a party has a facsimile machine. Notice shall be deemed to have been given and received when so hand-delivered or after three business days when so deposited in the U.S. Mail, or when transmitted and received by facsimile or sent by express mail properly addressed to the other party. The addresses are:

To the Company:
Joseph J. Coffey, Esq.
Branded Media Corporation

425 Madison Avenue - Penthouse
New York, NY 10017

To the Executive:
Eve Krzyzanowski
160 West End Avenue #29D
New York, NY 10023

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With a copy to:

Alan Baldachin, Esq.
Hand & Baldachin LLP
1775 Broadway, 23rd Floor
New York, NY 10019
(212) 956-9500
(212) 259-3910

The foregoing addresses may be changed at any lime by written notice given in the manner herein provided.

     (b) Integration: Modification. This Agreement constitutes the entire understanding and agreement between the Company and the Executive regarding its subject matter and supersedes all prior negotiations and agreements, whether oral or written, between them with respect to its subject matter. This Agreement may not be modified except by a written agreement signed by the Executive and a duly authorized officer of the Company.

     (c) Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excises from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case maybe.

     (d) Bindinq Effect. This Agreement shall be binding upon and inure to the benefit of the parties, including and their respective heirs, executors, successors and assigns, except that this Agreement may not be assigned by the Executive.

     (e) Waiver of Breach. No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar the later exercise thereof.

     (f) Governing Law and Interpretation. This Agreement shall be governed by the internal laws of the New York. Each of the parties agrees that he or it, as the case may be, shall deal fairly and in good faith with the other party in performing, observing and complying with the covenants, promises, duties, obligations, terms and conditions to be performed, observed or complied with by him or it, as the case may be, hereunder, and that this Agreement shall be interpreted, construed and enforced in accordance with the foregoing covenants notwithstanding any law to the contrary.

     (g) Headings. The headings of the various sections and paragraphs have been included herein for convenience only and shall not be considered in interpreting this Agreement.

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     (h) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed by the Executive and on behalf of the Company by its duly authorized officer(s) on the date first above written.

Branded Media Corporation


/s/ Donald C. Taylor
--------------------
Donald C. Taylor
Director


/s/ Gerald M. Labush
--------------------
Gerald M. Labush
Director


ACKNOWLEDGED AND AGREED:


/s/ Eve Krzyzanowski
--------------------
Eve Krzyzanowski
Executive


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